Exhibit 99.1
ILLUMINA REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2006
Strong Demand Drives 92% Quarterly Revenue Growth;
Company Raises Financial Guidance for Fiscal 2006
SAN DIEGO, CALIFORNIA, April 18, 2006 — Illumina, Inc. (NASDAQ: ILMN) announced today its financial results for the first quarter ended April 2, 2006.
For the first quarter of 2006, Illumina reported total revenue of $29.1 million, a 92.1% increase over the $15.1 million reported in the first quarter of 2005. This represents the Company’s 19th consecutive quarter of revenue growth. Revenue grew more than 26% compared to the fourth quarter of 2005.
The Company reported a net loss on a GAAP basis of $104,000, or $0.00 per basic and diluted share for the first quarter of 2006, compared to a net loss of $1.2 million, or $0.03 per basic and diluted share, in the first quarter of 2005. The net loss for the first quarter includes total non-cash stock compensation expense of $3.1 million associated with the Company’s adoption of Statement of Financial Accounting Standards No. 123R. Excluding the impact of non-cash stock compensation expense, the Company reported net income on a non-GAAP basis of $3.0 million, or $0.07 per basic and diluted share.
Product and services gross margin was 67.4% in the first quarter of 2006, compared to 69.0% in the comparable period of 2005. Research and development expenses were $8.2 million, compared to $5.9 million in the first quarter of 2005. Selling, general and administrative expenses for the quarter were $12.1 million, compared to $6.0 million in the first quarter of 2005. Excluding the effect of non-cash stock compensation expense, the non-GAAP results for product and services gross margin, research and development expense and selling, general and administrative expense were 68.3%, $7.3 million and $10.2 million, respectively, for the first quarter of 2006.

Cash and investments totaled approximately $49.0 million at the end of the first quarter. The Company generated approximately $2.4 million in cash from operations during the first quarter of 2006.
Highlights since our last quarterly conference call include:
•	Shipped 24 BeadStations during the quarter, bringing our total number of BeadLabs and BeadStations shipped to 150.

•	Introduced the Sentrix ® HumanHap550 BeadChip. The HumanHap550 BeadChip contains over 550,000 SNPs (single nucleotide polymorphisms) on a single microarray and provides the most comprehensive genomic coverage of any product currently available.

•	Commenced commercial shipments of Sentrix® HumanHap240s BeadChips for genome-wide disease association studies. This product is a companion to the Company’s Sentrix® HumanHap300 BeadChip and enables researchers to interrogate an additional 240,000 SNPs utilizing the Company’s Infinium™ assay.

•	Completed a manufacturing expansion program that tripled our manufacturing capacity for BeadChips over our level at the end of second quarter of 2005.

•	Announced the second multi-million dollar agreement with Cancer Research UK. Under this services agreement, valued at nearly $7 million, the Company will genotype at least 4,000 samples using the Sentrix® HumanHap550 BeadChip with the goal of developing a greater understanding of the genetics behind prostate cancer. A second phase will involve development of a custom, 12-sample BeadChip that will enable analysis of 24,000 SNPs per sample and be used to genotype at least 8,000 samples.

•	Expanded our patent portfolio, bringing our total to 45 issued or allowed and 90 pending.
These highlights underscore Illumina’s strategy of building a comprehensive offering of scalable, multi-application systems. At the foundation of our systems are the Sentrix® Array Matrix, the Sentrix® BeadChip, the BeadArray™ Reader and our Oligator® DNA synthesis capability. Illumina systems can be scaled in multiple dimensions, providing customers the flexibility to perform SNP genotyping or gene expression experiments on the same platform, with content ranging from whole genomes to focused sets, at various levels of throughput and automation. Illumina has also developed a portfolio of powerful assay technologies to enable customers to leverage BeadArray™ technology and generate industry-leading data quality and array performance.

Updated Financial Outlook
The Company is updating its financial guidance for fiscal 2006 as follows:
•	Based on the strong demand for the Company’s products and the financial performance in the first quarter, the Company now believes total revenue for fiscal 2006 will be between $130 and $140 million. This represents a minimum of 77% of revenue growth over fiscal 2005.

•	Excluding the effect of non-cash stock compensation expense, product and services gross margin is expected to be between 67% and 70% depending on the mix of product and services revenue for the year and in any given quarter.

•	Excluding the effect of non-cash stock compensation expense, research and development expenses are expected to decline as a percentage of total revenue and are expected to be between from $30 and $35 million.

•	Excluding the effect of non-cash stock compensation expense, selling, general and administrative expenses are expected to be between $40 and $46 million.

•	Excluding the effect of non-cash stock compensation expense, we expect non-GAAP net income to be between $11 and $18 million, or $0.26 and $0.43 per basic share assuming 42 million basic shares outstanding. On a fully diluted basis, non-GAAP net income is expected to be between $0.23 and $0.38 per diluted share, assuming 47 million fully diluted shares outstanding. Additionally, excluding the effect of non-cash stock compensation expense, we expect to be profitable in each quarter of 2006 (see note below regarding non-GAAP financial measures).

•	For the year, we now expect to be at least cash flow breakeven. Working capital requirements and spending on capacity expansion will be the key drivers of cash flow in 2006.
For the second quarter of 2006, the Company expects total revenue to be between $31 and $33 million. Excluding the impact of non-cash stock compensation expense, management expects net income per diluted share to be between $0.07 and $0.09.

On January 2, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R, which requires non-cash stock compensation expense to be recorded when stock options and other stock-related awards vest. Illumina expects the 2006 impact of non-cash stock compensation expense related to SFAS No. 123R to be between $12 and $15 million, or $0.29 and $0.36 per basic share, assuming 42 million basic shares outstanding, and $0.26 and $0.32 per diluted share, assuming 47 million fully diluted shares outstanding. To aid investors in understanding the underlying components of our business, the updated financial outlook discussed above excludes the effect of non-cash stock compensation expense. Please review the table below that reconciles our guidance to the related GAAP financial measures.
Conference Call Information
Management will host a conference call at 2:00 p.m. Pacific Time today to discuss Illumina’s first quarter results and to update the Company’s financial guidance for fiscal 2006. Individuals may listen to the call by dialing 800-289-0507 (international callers should dial +1 913 981-5540) or by accessing the live webcast under the “Investors” tab of Illumina’s website at: www.illumina.com.
About Illumina
Illumina (www.illumina.com) is developing next-generation tools for the large-scale analysis of genetic variation and function. The Company’s proprietary BeadArray ™ technology — now used in leading genomics centers around the world — provides the throughput, cost effectiveness and flexibility necessary to enable researchers in the life sciences and pharmaceutical industries to perform the billions of tests necessary to extract medically valuable information from advances in genomics and proteomics. This information will help pave the way to personalized medicine by correlating genetic variation and gene function with particular disease states, enhancing drug discovery, allowing diseases to be detected earlier and more specifically, and permitting better choices of drugs for individual patients.

DISCLOSURE NOTICE
Unaudited Financial Information
This announcement contains historical financial information as of and for the three-month periods ended April 2, 2006 and April 3, 2005 that is unaudited and the Company assumes no obligation to update this information based on new information or future performance except as may be specifically required by applicable law or regulation. The unaudited annual financial information is subject to audit by the Company’s independent registered public accounting firm on an annual basis following the close of each fiscal year. Accordingly, the financial information that will be reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 may vary from the financial information presented in this announcement.
Use of Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with GAAP, the Updated Financial Outlook statements in the Company’s earnings release contain non-GAAP financial measures that exclude the effect of non-cash stock compensation expense as a result of the Company’s adoption of SFAS No. 123R. Beginning with its first quarter 2006 earnings release, the Company’s earnings releases will include non-GAAP financial measures of its financial results for the reporting periods that exclude the income statement effect of non-cash stock compensation expense used in calculating non-GAAP net income per basic and diluted share. The Company believes that the presentation of results excluding non-cash stock compensation expense provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results. The Company is using the Modified-Prospective Transition method in its adoption of SFAS No. 123R and, as such, is not required to restate prior year results for the impact of option expensing. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods. The Company will use these non-GAAP financial measures when evaluating its financial results, as well as for internal planning and forecasting purposes. In addition, management’s bonus compensation is based on its performance against these non-GAAP measures. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements
This release contains forward-looking statements regarding Illumina’s future financial performance and business prospects that involve risks and uncertainties. Those statements are under the caption “Updated Financial Outlook” and may be in other sections containing statements with words such as “anticipate,” “estimate,” “expect,” “intend,” “project” or other terms of similar meaning. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the costs and outcome of the Company’s litigation with Affymetrix, the Company’s ability to scale and integrate CyVera technology, the ability to further scale oligo synthesis output and technology to satisfy market demand deriving from the Company’s collaboration with Invitrogen, the Company’s ability to further develop and commercialize its BeadArray™ technologies and to deploy new gene expression and genotyping products and applications for its platform technology, to manufacture robust Sentrix® arrays — including HumanHap BeadChips, and other factors detailed in the Company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	April 2, 2006	January 1, 2006 (1)
	(unaudited)
ASSETS

Current assets:
Cash and investments	$49,044	$50,822
Accounts receivable, net	21,427	17,620
Inventory, net	12,926	10,309
Prepaid expenses and other current assets	1,192	959

Total current assets	84,589	79,710

Property and equipment, net	19,215	16,131
Intangible and other assets, net	8,722	4,769

Total assets	$112,526	$100,610

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,582	$7,390
Accrued liabilities	13,997	14,210
Current portion of long-term debt	118	118

Total current liabilities	24,697	21,718

Long-term debt and liabilities	9,107	6,395
Stockholders’ equity	78,722	72,497

Total liabilities and stockholders’ equity	$112,526	$100,610

(1)	The condensed consolidated balance sheet as of January 1, 2006 has been derived from the audited financial statements as of that date.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 2, 2006	April 3, 2005
Revenue:
Product	$23,261	$12,165
Service and other	5,267	2,691
Research	574	292

Total revenue	29,102	15,148

Costs and expenses:
Cost of revenue (including non-cash stock compensation expense of $250 and $0, respectively)	9,293	4,599
Research and development (including non-cash stock compensation expense of $958 and $15, respectively)	8,216	5,893
Selling, general and administrative (including non-cash stock compensation expense of $1,923 and $42, respectively)	12,134	6,035

Total costs and expenses	29,643	16,527

Loss from operations	(541)	(1,379)

Interest and other income, net	568	195

Income (loss) before income taxes	27	(1,184)

Provision for income taxes	131	51

Net loss	$(104)	$(1,235)

Net loss per basic and diluted share	$(0.00)	$(0.03)

Shares used in calculating basic and diluted net loss per share	41,475	38,347

Illumina, Inc.
Reconciliation of Non-GAAP to GAAP Results of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 2, 2006				Three Months Ended April 3, 2005
	As	Non-GAAP			As	Non-GAAP
	Reported	Adj. (a)		Non-GAAP	Reported	Adj. (a)		Non-GAAP
Total revenue	$29,102	$—		$29,102	$15,148	$—		$15,148

Cost of revenue	9,293	(250)	(b)	9,043	4,599	—		4,599
Research and development expenses	8,216	(958)	(b)	7,258	5,893	(15)	(c)	5,878
Selling, general and administrative expenses	12,134	(1,923)	(b)	10,211	6,035	(42)	(c)	5,993

Income (loss) from operations	(541)	3,131	(b)	2,590	(1,379)	57	(c)	(1,322)

Other income and taxes, net	437	—		437	144	—		144

Net income (loss)	$(104)	$3,131		$3,027	$(1,235)	$57		$(1,178)

Basic net income (loss) per share	$(0.00)			$0.07	$(0.03)			$(0.03)

Diluted net income (loss) per share	$(0.00)			$0.07	$(0.03)			$(0.03)

Shares used in calculating basic net income (loss) per share	41,475			41,475	38,347			38,347

Shares used in calculating diluted net income (loss) per share	41,475			46,102	38,347			38,347

(a)	These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding items such as non-cash stock compensation expense provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results, as well as for internal planning and forecasting purposes. In addition, management’s bonus compensation is based on its performance against these non-GAAP measures. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123R to expense non-cash stock compensation on January 2, 2006. Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock compensation using the intrinsic value method prescribed by APB No. 25 and the disclosure-only provisions of SFAS No. 123.

(b)	These adjustments reflect non-cash stock compensation expense as measured under SFAS No. 123R related to stock awards, including stock options and restricted stock, and employee stock purchase plan shares. The fair-value calculated expense, as determined on the awards’ grant date, is recognized as the awards vest.

(c)	These adjustments reflect non-cash stock compensation expense as measured under APB No. 25 related primarily to stock options granted prior to July 27, 2000, for which the exercise price of the stock options was lower than the fair value of the Company’s common stock as estimated for financial reporting purposes, as well as restricted stock awarded mainly to members of the Company’s senior management team in fiscal 1999 and 2000. Neither the Company’s GAAP nor non-GAAP results of operations for the quarter ended April 3, 2005 included the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123R.

Illumina, Inc.
Reconciliation of Non-GAAP to GAAP Financial Guidance Summary
(In thousands, except per share amounts)

The financial guidance provided below is an estimate based on information available as of April 18, 2006. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended January 1, 2006, and the Company’s Form 10-Q for the quarter ended April 2, 2006 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Q2 2006 Financial Guidance Summary
		Non-GAAP
	GAAP	Adjustments(a)		Non-GAAP
Revenue	$31-33 million			$31-33 million

Diluted net income per share	$0.00-0.02	$0.07	(c)	$0.07-0.09

	Fiscal Year 2006 Financial Guidance Summary
		Non-GAAP
	GAAP	Adjustments(a)		Non-GAAP
Revenue	$130-140 million			$130-140 million

Gross margin	66-69%	1%	(b)	67-70%

Research and development expenses	$34.1-39.1 million	($4.1 million)	(b)	$30-35 million

Selling, general and administrative expenses	$48.3-54.3 million	($8.3 million)	(b)	$40-46 million

Net income (loss)	($2.5)-4.5 million	$13.5 million	(b)	$11-18 million

Basic net income (loss) per share	($0.06)-$0.11	$0.32	(c)	$0.26-0.43

Diluted net income (loss) per share	($0.06)-$0.09	$0.29	(c)	$0.23-0.38

(a)	These adjustments reconcile the Company’s GAAP to its non-GAAP financial guidance for the second quarter of fiscal 2006 and full year 2006. The Company believes that excluding items such as non-cash stock compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. In addition, management’s bonus compensation is based on its performance against these non-GAAP measures. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(b)	These adjustments reflect estimated non-cash stock compensation expense attributable to stock options, restricted stock and employee stock purchase plan shares. This amount reflects the total estimated expense from the application of SFAS No. 123R, which the Company adopted on January 2, 2006. These adjustments reflect the estimated impact in fiscal year 2006 of approximately $13.5 million of non-cash stock compensation expense, which represents the midpoint of the $12 - 15 million estimated range for non-cash stock compensation expense.

(c)	This adjustment reflects the estimated net-of-tax impact on basic and diluted net income per share from the non-GAAP adjustments related to non-cash stock compensation expense.
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Contacts:	Jay Flatley	Christian Henry
	President & CEO	VP and Chief Financial Officer
	1.858.202.4501	1.858.202.4508
	jflatley@illumina.com	chenry@illumina.com